UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TRITON INTERNATIONAL LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	98-1276572
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12 Bermuda

(Address of Principal Executive Offices Including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
8.00% Series B Cumulative Redeemable Perpetual Preference Shares, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a call of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-220340

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the 8.00% Series B Cumulative Redeemable Perpetual Preference Shares, par value $0.01 per share with a liquidation preference of $25.00 per share (the “Series B Preference Shares”), of Triton International Limited (the “Registrant”). The descriptions of the terms of the Series B Preference Shares are incorporated herein by reference to the Registrant’s prospectus supplement, dated June 17, 2019 (the “Prospectus Supplement”) together with the accompanying prospectus, dated September 5, 2017 (the “Base Prospectus” and together with the Prospectus Supplement, the “Prospectus”) relating to the offering of the Series B Preference Shares, which Prospectus forms a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-220340) filed with the Securities and Exchange Commission on September 5, 2017. Reference is made specifically to the section in the Base Prospectus captioned “Description of our Share Capital” and to the section in the Prospectus Supplement captioned “Description of Series B Preference Shares.”

Item 2. Exhibits.

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Triton International Limited, dated July 12, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed July 14, 2016).

3.2	Memorandum of Association of Triton International Limited, dated September 29, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed June 23, 2016).

4.1	Certificate of Designations of 8.00% Series B Cumulative Redeemable Perpetual Preference Shares (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed June 20, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRITON INTERNATIONAL LIMITED

Date: June 20, 2019	By:	/s/ John Burns
Name: John Burns
Title: Chief Financial Officer